                                              CREDIT AGREEMENT

                                                             among

                                            PEPCO HOLDINGS, INC.,

                                                   BANK ONE, NA,
                                             as Administrative Agent,

    MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED

                                                              and

                                           MERRILL LYNCH & CO.,

                                             as Co-Syndication Agents

                                                               and

                              BANC ONE CAPITAL MARKETS, INC.,

    MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED

                                                                and

                                           MERRILL LYNCH & CO.,
                            as Co-Lead Arrangers and Co-Book Runners

                                           DATED AS OF [_______], 2002

                                                         CREDIT AGREEMENT

            This CREDIT AGREEMENT, dated as of _______, 2002, is among Pepco Holdings, Inc.
(the "Borrower"), various financial institutions (together with their respective successors and assigns, each a "Lender" and collectively the "Lenders") and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as administrative agent.

            The parties hereto agree as follows:

                                                                   ARTICLE I

                                                                 DEFINITIONS

            1.1        Definitions. As used in this Agreement:

             "ACE" means Atlantic City Electric Company.

             "Administrative Questionnaire" means an administrative questionnaire, substantially in the form supplied by the Agent, completed by a Lender and furnished to the Agent in connection with this Agreement.

             "Advance" means a borrowing hereunder, (i) made by the Lenders on the same
Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same
Type and, in the case of Eurodollar Loans, for the same Interest Period.

             "Affected Lender" is defined in Section 3.7.

             "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

            "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

            "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

            "Agreement" means this Credit Agreement.

             "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

             "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for
such day plus 0.5%.

             "Applicable Margin" means, with respect to Eurodollar Advances at any time, the percentage rate per annum which is applicable at such time with respect to Eurodollar Advances in accordance with the provisions of the Pricing Schedule.

             "Arrangers" means BOCM, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and
Merrill Lynch & Co. and their respective successors, in their capacity as Co-Lead Arrangers and
Co-Book Runners.

             "Asset Sale" means the sale, lease, assignment or other transfer for value by the
Borrower or any Subsidiary to any Person (other than the Borrower or any Subsidiary) of any asset or right of the Borrower or such Subsidiary (including any sale or other transfer of stock of any Subsidiary, whether by merger, consolidation or otherwise), excluding (a) any sale, lease, assignment or other transfer in the ordinary course of business and (b) any Permitted ACE Asset
Sale, Permitted DPL Asset Sale, Permitted PEPCO Distribution or Permitted PHI Asset Sale
(each as defined in the Other Credit Agreement as in effect on the date hereof).

             "Assignment Agreement" means an agreement substantially in the form of Exhibit C.

             "Authorized Officer" means any of the President, any Vice President, the Chief
Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower, acting singly.

             "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

             "BOCM" means Bank One Capital Markets, Inc.

             "Borrower" is defined in the preamble.

             "Borrowing Date" means a date on which an Advance is made hereunder.

             "Borrowing Notice" is defined in Section 2.9.

             "Business Day" means (i) with respect to any borrowing, payment or rate selection of
Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United
States dollars are carried on in the London interbank market and (ii) for all other purposes, a day
(other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

             "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with
Agreement Accounting Principles.

             "Capitalized Lease Obligations" of a Person means the amount of the obligations of such
Person under Capitalized Leases which would be shown as a liability on a balance sheet of such
Person prepared in accordance with Agreement Accounting Principles.

             "Change in Control" means an event or series of events by which (a) any Person, or two or more Persons acting in concert, acquire beneficial ownership (within the meaning of Rule
13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more (by number of votes) of the outstanding shares of Voting Stock of the Borrower; or (b) individuals who on the date of the closing of (and after giving effect to) the Merger Transactions were directors of the
Borrower (the "Approved Directors") shall cease for any reason to constitute a majority of the board of directors of the Borrower; provided that any individual becoming a member of such board of directors subsequent to such date whose election or nomination for election by the
Borrower's shareholders was approved by a majority of the Approved Directors shall be deemed to be an Approved Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person, or two or more
Persons acting in concert, other than a solicitation for the election of one or more directors by or on behalf of the board of directors.

             "Closing Date" means the date on which all conditions precedent to the making of the initial Advance have been satisfied.

             "Code" means the Internal Revenue Code of 1986.

             "Commitment" means, for each Lender, the obligation of such Lender to make Loans in an aggregate amount not exceeding the amount set forth on Schedule 2 or as set forth in any
Assignment Agreement relating to any assignment that has become effective pursuant to Section
12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

             "Conectiv" means Conectiv, a Delaware corporation.

             "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take or pay contract, application for a letter of credit or the obligations of any such Person as general partner of a partnership with respect to the liabilities of such partnership; provided that Contingent Obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business.
The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation of such other Person or, if such amount is not stated or is indeterminable, the maximum reasonably anticipated liability of such Person in respect thereof.

             "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

             "Conversion/Continuation Notice" is defined in Section 2.10.

             "Debt Issuance" means any issuance of Indebtedness by the Borrower or any Subsidiary other than (a) Indebtedness secured by Liens described in Section 6.12(xvi), (b) commercial paper, (c) Nonrecourse Transition Bond Debt, (d) Nonrecourse Indebtedness and (e)
Indebtedness arising under the Other Credit Agreement.

             "Default" means an event described in Article VII.

             "DPL" means Delmarva Power & Light Company, a Delaware and Virginia corporation.

             "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

             "Equity Issuance" means the issuance of equity securities or interests by the Borrower or any Subsidiary (other than issuances of equity securities or interests by any Subsidiary to the
Borrower or any other Subsidiary).

             "ERISA" means the Employee Retirement Income Security Act of 1974.

             "Eurodollar Advance" means an Advance which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

             "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant
Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business
Days prior to the first day of such Interest Period, and having a maturity equal to such Interest
Period, provided that (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable
British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two
Business Days prior to the first day of such Interest Period, and having a maturity equal to such
Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is
available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its
Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

             "Eurodollar Loan" means a Loan which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

             "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest
Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest
Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

             "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by
(i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which such Lender's or the Agent's principal executive office or such
Lender's applicable Lending Installation is located.

             "Facility Fee Rate" means, at any time, the "Facility Fee Rate" applicable at such time in accordance with the provisions of the Pricing Schedule.

             "Facility Termination Date" means [__________, 2003] or any earlier date on which the
Aggregate Commitment is reduced to zero or the obligation of the Lenders to make Loans to the
Borrower is terminated pursuant to Section 8.1.

             "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the
Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the
Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a
Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

             "Floating Rate Advance" means an Advance which, except as otherwise provided in
Section 2.12, bears interest at the Alternate Base Rate.

             "Floating Rate Loan" means a Loan which, except as otherwise provided in Section
2.12, bears interest at the Alternate Base Rate.

             "FRB" means the Board of Governors of the Federal Reserve System and any successor thereto.

             "Granting Lender" is defined in Section 12.5.

             "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services
(other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or similar instruments, (v) obligations of such Person to purchase accounts, securities or other
Property arising out of or in connection with the sale of the same or substantially similar accounts, securities or Property, (vi) Capitalized Lease Obligations, (vii) net liabilities under interest rate swap, exchange or cap agreements, obligations or other liabilities with respect to accounts or notes, (viii) obligations under any Synthetic Lease which, if such Synthetic Lease were accounted for as a Capitalized Lease, would appear on a balance sheet of such Person, (ix)
unpaid reimbursement obligations in respect of letters of credit issued for the account of such
Person and (x) Contingent Obligations in respect of Indebtedness of the types described above.

             "Intangible Transition Property" means assets described as "bondable transition property" in the New Jersey Transition Bond Statute.

             "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this
Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an
Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided that if said next succeeding Business
Day falls in a new calendar month, such Interest Period shall end on the immediately preceding
Business Day. The Borrower may not select an Interest Period which ends after the scheduled
Facility Termination Date.

             "Lender" is defined in the preamble.

             "Lending Installation" means, with respect to a Lender, the office, branch, subsidiary or affiliate of such Lender specified as such in its Administrative Questionnaire or otherwise selected by such Lender pursuant to Section 2.18.

             "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, but excluding the interest of a lessor under any operating lease).

             "Loan" means, with respect to a Lender, any loan made by such Lender pursuant to
Article II (or any conversion or continuation thereof).

             "Loan Documents" means this Agreement and any Notes issued pursuant to Section
2.14.

             "Material Adverse Effect" means a material adverse effect on (i) the business, Property, financial condition, or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the
Agent or the Lenders thereunder; provided that in no event shall any Permitted ACE Asset Sale,
Permitted PHI Asset Sale, Permitted DPL Asset Sale or Permitted PEPCO Distribution (each as defined in the Other Credit Agreement as in effect on the date hereof), individually or in the aggregate, be deemed to cause or result in a Material Adverse Effect.

             "Material Indebtedness" is defined in Section 7.5.

             "Maturity Date" means the scheduled Facility Termination Date or such earlier date on which the Obligations of the Borrower become due and payable pursuant to Section 8.1.

             "Merger Agreement" means the Agreement and Plan of Merger dated as of February 9,
2001 among PEPCO, the Borrower and Conectiv.

             "Merger Transactions" means the merger of a wholly-owned subsidiary of the Borrower with and into PEPCO and the merger of a separate wholly-owned subsidiary of the Borrower with and into Conectiv, in each case substantially on the terms set forth in the Merger
Agreement.

             "Moody's" means Moody's Investors Service, Inc.

             "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

             "Net Cash Proceeds" means:

             (a)      with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Borrower or any
Subsidiary pursuant to such Asset Sale, net of (i) the direct costs relating to such Asset Sale
(including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or payable as a result thereof (after taking into account any available tax credit or deduction and any tax sharing arrangement), (iii) amounts required to be applied to the repayment of any
Indebtedness secured by a Lien on the asset subject to such Asset Sale, (iv) in the case of the sale of the stock of any Subsidiary, any Indebtedness of such Subsidiary which is required to be repaid as a result of or in connection with such sale (other than obligations hereunder) and (v)
any reserve for adjustment in respect of the sale price of such asset (until such amount is available to the Borrower or the applicable Subsidiary); and

             (b)      with respect to any Debt Issuance or Equity Issuance, the aggregate cash proceeds received by the Borrower or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including filing costs, sales and underwriter's commissions and legal, accounting and investment banking fees).

             "Net Worth" means at any time the sum, without duplication, at such time of (a) the
Borrower's stockholders' equity plus (b) all Preferred Stock of the Borrower (excluding any
Preferred Stock which is mandatorily redeemable on or prior to the scheduled Facility
Termination Date) plus (c) all Trust Preferred Securities of the Borrower or any of its
Subsidiaries.

             "New Jersey Transition Bond Statute" means the New Jersey Electric Discount and
Energy Corporation Act as in effect on the date hereof.

            "Nonrecourse Indebtedness" means Indebtedness of the Borrower or any Subsidiary
(excluding Nonrecourse Transition Bond Debt) secured by a Lien on the Property of the
Borrower or such Subsidiary, as the case may be, the sole recourse for the payment of which is such Property and where neither the Borrower nor any of its Subsidiaries is liable for any deficiency after the application of the proceeds of such Property.

             "Nonrecourse Transition Bond Debt" means obligations evidenced by Transition Bonds rated investment grade or better by S&P or Moody's, representing a securitization of Intangible
Transition Property as to which obligations neither the Borrower nor any Subsidiary of the
Borrower (other than a Special Purpose Subsidiary) has any direct or indirect liability (whether as primary obligor, guarantor, surety, provider of collateral security, through a put option, asset repurchase agreement, capital maintenance agreement or debt subordination agreement, or through any other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any such obligation in whole or in part), except for liability to repurchase Intangible Transition Property conveyed to the securitization vehicle, on terms and conditions customary in receivables securitizations, in the event such Intangible Transition
Property violates representations and warranties of scope customary in receivables securitizations.

             "Non-U.S. Lender" is defined in Section 3.5(iv).

             "Note" means any promissory note substantially in the form of Exhibit C issued at the request of a Lender pursuant to Section 2.14.

             "Obligations" means all unpaid principal of and accrued and unpaid interest on the
Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Agent or to any Lender or any other Indemnified Party arising under the Loan Documents.

             "Other Credit Agreement" means the Credit Agreement dated as of the date hereof among the Borrower, PEPCO, DPL, ACE, various lenders and Bank One, as administrative agent.

             "Other Taxes" is defined in Section 3.5(ii).

             "Participants" is defined in Section 12.2.1.

             "Payment Date" means the last Business Day of each March, June, September and
December.

             "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

             "PCI" means Potomac Capital Investment Corporation.

             "PEPCO" means Potomac Electric Power Company.

             "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

             "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the
Borrower or any other member of the Controlled Group may have any liability.

             "Preferred Stock" means, with respect to any Person, equity interests issued by such
Person that are entitled to a preference or priority over any other equity interests issued by such
Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

             "Pricing Schedule" means Schedule 1 hereto.

             "Prime Rate" means a rate per annum equal to the prime rate of interest announced by
Bank One or by its parent, Bank One Corporation, from time to time, changing when and as such prime rate changes.

             "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

             "Pro Rata Share" means, with respect to any Lender, the percentage which such Lender's
Commitment constitutes of the Aggregate Commitment (or, if the Commitments have terminated, the percentage which such Lender's Loans constitutes of the aggregate principal amount of all Loans). The initial Pro Rata Share of each Lender is set forth on Schedule 2.

             "Public Reports" means (i) the annual reports on Form 10-K of each of PEPCO, DPL and ACE for the year ended December 31, 2001; (ii) the quarterly reports on Form 10-Q filed with the SEC by PEPCO on May 10, 2002, by DPL on May 15, 2002 and by ACE on May 15,
2002; and (iii) the Borrower's Form 8-K filed with the SEC on June 7, 2002.

             "PUHCA" means the Public Utility Holding Company Act of 1935.

             "Purchasers" is defined in Section 12.3.1.

             "Reportable Event" means a reportable event as defined in Section 4043 of ERISA, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of
Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section
4043(a) of ERISA or Section 412(d) of the Code.

             "Required Lenders" means Lenders in the aggregate having at least 51% of the
Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding
Advances.

             "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves)
which is imposed under Regulation D of the FRB on Eurocurrency liabilities.

             "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill
Companies, Inc.

             "SEC" means the Securities and Exchange Commission.

             "Securitization Transaction" means any sale, assignment or other transfer by the
Borrower or any Subsidiary of accounts receivable or other payment obligations owing to the
Borrower or any Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Borrower or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

             "Significant Subsidiary" means a "significant subsidiary" (as defined in Regulation S-X of the SEC as in effect on the date of this Agreement) of the Borrower; provided that after the consummation of the Merger Transactions, each of PEPCO, DPL and ACE shall at all times be a
Significant Subsidiary of the Borrower.

             "Single Employer Plan" means a Plan maintained by the Borrower or any member of the
Controlled Group for employees of the Borrower or any member of the Controlled Group.

             "SPC" is defined in Section 12.5.

             "Special Purpose Subsidiary" means a direct or indirect wholly owned corporate
Subsidiary of ACE, substantially all of the assets of which are Intangible Transition Property and proceeds thereof, formed solely for the purpose of holding such assets and issuing Transition
Bonds and, which complies with the requirements customarily imposed on bankruptcy-remote corporations in receivables securitizations.

             "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, business trust, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a
Subsidiary of the Borrower.

             "Substantial Portion" means, at any time with respect to the Property of any Person,
Property which represents more than 10% of the consolidated assets of such Person and its
Subsidiaries as shown in the consolidated financial statements of such Person and its
Subsidiaries as at the last day of the preceding fiscal year of such Person.

             "Synthetic Lease" means (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) any other agreement pursuant to which a Person obtains the use or possession of property and which creates obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

             "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing which arise from or relate to any payment made hereunder or under any Note, but excluding Excluded Taxes and
Other Taxes.

             "Total Capitalization" means at any time the sum of Total Indebtedness and Net Worth, each calculated at such time.

             "Total Indebtedness" means at any time all Indebtedness of the Borrower and its
Subsidiaries at such time determined on a consolidated basis in accordance with Agreement
Accounting Principles, excluding to the extent otherwise included in Indebtedness of the
Borrower or any Subsidiary, (a) debentures issued in connection with Trust Preferred Securities;
(b) any Nonrecourse Transition Bond Debt; (c) any Nonrecourse Indebtedness listed on Schedule
6; (d) to the extent it constitutes Nonrecourse Indebtedness, any Indebtedness secured by Liens described in clause (e), (f) or (g) of the definition of Permitted PHI Liens in the Other Credit
Agreement; (e) any other Nonrecourse Indebtedness of the Borrower and its Subsidiaries to the
extent that the aggregate amount of such Nonrecourse Indebtedness does not exceed
$200,000,000; and (f) the amount of any medium term notes issued by PCI (but not more than the fair market value of the equity collateral accounts in PCI's energy leveraged lease portfolio).
             "Transferee" is defined in Section 12.4.

             "Transition Bonds" means bonds described as "transition bonds" in the New Jersey
Transition Bond Statute.

             "Trust Preferred Securities" means the securities described on Schedule 3.

             "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a
Eurodollar Advance.

            "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

            "Utilization Fee Rate" means, at any time, the "Utilization Fee Rate" applicable at such time in accordance with the provisions of the Pricing Schedule.

             "Voting Stock" means, with respect to any Person, voting stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

            1.2      Interpretation.

            (a)      The meanings of defined terms are equally applicable to the singular and plural forms of such terms.

            (b)      Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c)      The term "including" is not limiting and means "including without limitation."

            (d)      In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (e)      Unless otherwise expressly provided herein, (i) references to agreements
(including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

            1.3      Accounting.

            (a)      Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with
Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all of its Subsidiaries, including those Subsidiaries of the Borrower, if any, which are unconsolidated on the Borrower's audited financial statements.

            (b)      If at any time any change in Agreement Accounting Principles would affect the computation of any financial ratio or requirement set forth herein with respect to the Borrower and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the
Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Agreement Accounting Principles (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with Agreement Accounting Principles as in effect prior to such change and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Agreement Accounting Principles.

                                                                 ARTICLE II

                                                              THE CREDITS

            2.1      Commitment. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower in amounts not to exceed in the aggregate at any one time outstanding the amount of such Lender's Commitment; provided that the aggregate principal amount of all Loans by such Lender shall not exceed such Lender's Pro Rata Share of the aggregate principal amount of all Loans. Within the foregoing limits, the Borrower may from time to time borrow, prepay pursuant to Section 2.8 and reborrow hereunder prior to the
Facility Termination Date.

            2.2      Required Payments; Termination  All outstanding Advances and all other unpaid
Obligations shall be paid in full by the Borrower on the Maturity Date.

            2.3      Ratable Loans  Each Advance hereunder shall be made by the Lenders ratably in accordance with their Pro Rata Shares.

            2.4      Types of Advances. The Advances may be Floating Rate Advances or Eurodollar
Advances, or a combination thereof, as selected by the Borrower in accordance with Sections 2.9 and 2.10.

            2.5      Fees

            (a)      Facility Fee. The Borrower agrees to pay to the Agent for the account of the
Lenders according to their Pro Rata Shares a facility fee at a per annum rate equal to the Facility
Fee Rate on the average daily amount of the Aggregate Commitment (or, if the obligations of the
Lenders to make Loans have been terminated, on the principal amount of the outstanding
Advances). The facility fee shall accrue from the Closing Date to the Facility Termination Date
(or, if later, to the date all of the Borrower's Obligations have been paid in full) and shall be payable on each Payment Date and on the Facility Termination Date (and, if applicable, thereafter on demand).

            (c)      Utilization Fee. The Borrower agrees to pay to the Agent for the account of the
Lenders according to their Pro Rata Shares a utilization fee, for each day on which the outstanding Loans exceed 33-1/3% of the Aggregate Commitment, at a rate per annum equal to the Utilization Fee Rate on the outstanding Loans on such day, payable on each Payment Date and on the Facility Termination Date.

            (c)      Commitment Fee. If the Facility Termination Date has not occurred on or before
__________, 2002, the Borrower agrees to pay to the Agent on such date, for the ratable benefit of the Lenders, a commitment fee equal to 0.10% of the Aggregate Commitment as in effect on such date.

            2.6      Reductions in Aggregate Commitment

            (a)      Optional. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in accordance with their Pro Rata Shares, and in integral multiples of $10,000,000, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided that the amount of the
Aggregate Commitment may not be reduced below the amount of the outstanding Advances.

            (b)      Mandatory. Concurrently with the receipt by the Borrower or any Subsidiary of the Net Cash Proceeds of any Asset Sale, Debt Issuance or Equity Issuance, the Aggregate
Commitment shall be reduced by an amount (rounded down, if necessary, to an integral multiple of $1,000,000) equal to (a) the aggregate amount of all Net Cash Proceeds received by the
Borrower or any Subsidiary since the date of this Agreement minus (b) all such Net Cash
Proceeds previously applied to reduce the Aggregate Commitment pursuant to this clause (b).

            2.7      Minimum Amount of Each Advance. Each Advance shall be in the amount of
$10,000,000 or a higher integral multiple of $1,000,000, provided that any Floating Rate
Advance may be in the amount of the unused Aggregate Commitment.

            2.8      Prepayments. (a) The Borrower may from time to time prepay, without penalty or premium, all outstanding Floating Rate Advances or, in the amount of $10,000,000 or a higher integral multiple of $1,000,000, any portion of the outstanding Floating Rate Advances upon notice to the Agent not later than 10:00 a.m. (Chicago time) on any Business Day. The Borrower may from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances or, in the amount of $10,000,000 or a higher integral multiple of $1,000,000, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

            (b)      If, after giving effect to any reduction in the Aggregate Commitment pursuant to
Section 2.6(b), the aggregate principal amount of the outstanding Advances exceeds the
Aggregate Commitment, then the Borrower shall immediately prepay Advances in an amount equal to such excess (rounded upward, if necessary, to an integral multiple of $1,000,000).

            2.9      Method of Selecting Types and Interest Periods for New Advances. The
Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the
Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the
Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing
Date for each Eurodollar Advance, specifying:

            (i)       the Borrowing Date, which shall be a Business Day, of such Advance,

            (ii)       the aggregate amount of such Advance,

            (iii)      the Type of Advance selected, and

            (iv)      in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

            2.10      Conversion and Continuation of Outstanding Advance  Floating Rate Advances
shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.10 or are repaid in accordance with Section 2.8. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.8 or (y) the Borrower shall have given the Agent a
Conversion/Continuation Notice requesting that, at the end of such Interest Period, such
Eurodollar Advance continue as a Eurodollar Advance for a subsequent Interest Period. Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate
Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00
a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

            (i)       the requested date, which shall be a Business Day, of such conversion or continuation,

            (ii)      the aggregate amount and Type of the Advance which is to be converted or continued, and

            (iii)     the amount of such Advance which is to be converted into or continued as a
                       Eurodollar Advance and the duration of the Interest Period applicable thereto.

            2.11      Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.10, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from the first day of each Interest Period applicable thereto to the last day of such Interest Period at the Eurodollar Rate applicable to such Eurodollar
Advance based upon the Borrower's selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof.

            2.12      Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the
Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a
Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each
Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate
Advance shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum, provided that during the continuance of a Default under Section
7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all
Advances without any election or action on the part of the Agent or any Lender.

            2.13      Method of Payment All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the
Agent's address specified pursuant to Article XIII, or at any other office of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any
Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

            2.14      Noteless Agreement; Evidence of Indebtedness (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the
Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (b)       The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the
Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

            (c)       The entries maintained in the accounts maintained pursuant to clauses (a) and (b)
above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the
Obligations in accordance with their terms.

            (d)      Any Lender may request that its Loans be evidenced by a Note. In such event, the
Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such
Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times
(including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a)
and (b) above.

            2.15      Telephonic Notices  The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation
Notices to be given telephonically. The Borrower agrees that upon the request of the Agent or any Lender, the Borrower will deliver promptly to the Agent a written confirmation signed by an
Authorized Officer, of each telephonic notice given by the Borrower pursuant to the preceding sentence. If the written confirmation differs in any material respect from the action taken by the
Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

            2.16      Interest Payment Dates; Interest and Fee Basis Interest accrued on each Floating
Rate Advance shall be payable on each Payment Date, on any date on which such Floating Rate
Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period (and, in the case of a six-month Interest Period, on the day which is three months after the first day of such Interest Period), on any date on which such Eurodollar
Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest on Floating
Rate Advances which are bearing interest at the Prime Rate shall be calculated for actual days elapsed on the basis of a 365-day year or, when appropriate, 366-day year. All other interest and all fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

            2.17      Notification of Advances, Interest Rates, Prepayments and Commitment
Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each notice of reduction in the Aggregate Commitment, Borrowing Notice,
Conversion/Continuation Notice, and notice of repayment received by the Agent hereunder. The
Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

            2.18      Lending Installations. Each Lender may book its Loans at any Lending
Installation selected by such Lender and may change its Lending Installation from time to time.
All terms of this Agreement shall apply to any such Lending Installation and the Loans and any
Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending
Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

            2.19     Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the
Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The
Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If a Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Obligation.

                                                                ARTICLE III

                                                YIELD PROTECTION; TAXES

            3.1      Yield Protection.  If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive
(whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i)      subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded
                     Taxes) to any Lender in respect of its Eurodollar Loans, or

            (ii)     imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending
                      Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or imposes any other condition the result of which is to increase the cost to any
                       Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender,

and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending
Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such
Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

            3.2      Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such
Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its
Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk
Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending
Installation or any corporation controlling any Lender. "Risk Based Capital Guidelines" means
(i) the risk based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle
Committee on Banking Regulation and Supervisory Practices Entitled "International
Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

             3.3      Availability of Types of Advances. If any Lender notifies the Agent that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the
Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund
Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the
Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar
Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

            3.4      Funding Indemnification. If any payment of a Eurodollar Advance occurs on a day which is not the last day of an Interest Period therefor, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the
Borrower for any reason other than default by the Lenders, the Borrower will indemnify each
Lender for any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

            3.5      Taxes. (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the
Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

            (ii)      In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of this
Agreement or any Note ("Other Taxes").

            (iii)     The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

            (iv)     Each Lender that is not incorporated under the laws of the United States of
America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten
Business Days after the date of this Agreement, (i) deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8ECI or W-8BEN,
certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Borrower and the Agent a United States Internal Revenue Form W-8BEN or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax.
Each Non-U.S. Lender further undertakes to deliver to the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this
Agreement without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

            (v)       For any period during which a Non-U.S. Lender has failed to provide the
Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), the Borrower shall not be required to increase any amount payable to such Non-U.S. Lender pursuant to Section 3.5(i)(a) or to otherwise indemnify such Lender under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a
Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

            (vi)      Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

            (vii)    If the U.S. Internal Revenue Service or any other governmental authority of the
United States or any other country or any political subdivision thereof asserts a claim that the
Agent did not properly withhold tax from amounts paid to or for the account of any Lender
(because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto
(including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

            3.6      Mitigation of Circumstances; Lender Statements; Survival of Indemnity. Each
Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such
Lender's good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid,
(i) any obligation of the Borrower to pay any amount pursuant to Section 3.1, 3.2 or 3.5 and (ii)
the unavailability of Eurodollar Advances under Section 3.3 (and, if any Lender has given notice of any such event described above and thereafter such event ceases to exist, such Lender shall promptly so notify the Borrower and the Agent). Without limiting the foregoing, each Lender shall, to the extent reasonably possible, designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1,
3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Any
Lender claiming compensation under Section 3.1, 3.2, 3.4 or 3.5 shall deliver a written statement to the Borrower (with a copy to the Agent) as to the amount due under the applicable Section, which statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under any such Section in connection with a Eurodollar Loan shall be calculated as though each Lender funded its
Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. Notwithstanding any other provision of this Article III, if any Lender fails to notify the Borrower of any event or circumstance which will entitle such Lender to compensation from the Borrower pursuant to Section 3.1, 3.2 or 3.5 within 60 days after such
Lender obtains knowledge of such event or circumstance, then the Borrower will not be responsible for any such compensation arising prior to the 60th day before the Borrower receives notice from such Lender of such event or circumstance. The obligations of the Borrower under
Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this
Agreement.

            3.7      Replacement of Lender.  If any Lender makes a demand for compensation under
Section 3.1, 3.2 or 3.5 or a notice of the type described in Section 3.3 (any such Lender, an
"Affected Lender"), then the Borrower may replace such Affected Lender as a party to this
Agreement with one or more other Lenders and/or Purchasers which are willing to accept an assignment from such Lender, and upon notice from the Borrower such Affected Lender shall assign, without recourse or warranty, its Commitment, its Loans and all of its other rights and obligations hereunder to such other Lenders and/or Purchasers for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, such Affected Lender's ratable share of all accrued and unpaid facility fees, any amount payable pursuant to Section 3.4 as a result of such Affected Lender receiving payment of any Eurodollar
Loan prior to the end of an Interest Period therefor (assuming for such purpose that receipt of payment pursuant to such assignment constitutes payment of each outstanding Eurodollar Loan)
and all other obligations owed to such Affected Lender hereunder.

                                                               ARTICLE IV

                                                  CONDITIONS PRECEDENT

            4.1      Initial Advance. The obligation of the Lenders to make the initial Advance hereunder is subject to the conditions precedent that the Agent has received (a) evidence, reasonably satisfactory to the Agent, that (i) the Merger Transactions have been (or concurrently with the initial Advance will be) completed; (ii) all obligations of PEPCO, DPL and ACE under the Existing Credit Facilities (as defined in the Other Credit Agreement) have been (or concurrently with the initial Advance will be) paid in full; and (iii) all fees and (to the extent billed) expenses which are payable on or before the date of the initial Advance to the Arrangers, the Agent or any Lender hereunder or in connection herewith have been (or concurrently with the initial Advance will be) paid in full; and (b) each of the following documents (with sufficient copies for each Lender):

            (i)       Copies of the articles or certificate of incorporation of the Borrower, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of the
                       Borrower, and certificates of good standing, certified by the appropriate governmental officer in the jurisdiction(s) of incorporation of the Borrower.

            (ii)      Copies, certified by the Secretary or Assistant Secretary of the Borrower, of the
                       Borrower's bylaws and resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents.

            (iii)     An incumbency certificate, executed by the Secretary or Assistant Secretary of the
                       Borrower, which shall identify by name and title and bear the signatures of the officers of the Borrower authorized to sign the Loan Documents, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

            (iv)      A certificate, signed by an Authorized Officer, stating that on the date of the initial Advance no Default or Unmatured Default has occurred and is continuing.

            (v)       A written opinion of internal counsel to the Borrower, substantially in the form of
                       Exhibit D-1.

            (vi)     A written opinion of Covington & Burling, special New York counsel to the
                       Borrower, substantially in the form of Exhibit D-2.

            (vii)     Any Notes requested by a Lender pursuant to Section 2.14 payable to the order of each such requesting Lender.

            (viii)    Copies of all governmental approvals, if any, necessary for the Borrower to enter into the Loan Documents and to obtain Advances hereunder.

            (ix)      Such other documents as any Lender or its counsel may reasonably request.

            4.2      Each Advance. The Lenders shall not be required to make any Advance unless on the date of such Advance:

            (i)       No Default or Unmatured Default exists or will result from such Advance.

            (ii)      The representations and warranties contained in Article V are true and correct in all material respects as of the date of such Advance except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

            (iii)     All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Lenders and their counsel.

            Each Borrowing Notice shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit A as a condition to the making of an Advance.

                                                                 ARTICLE V

                                       REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Lenders that:

            5.1      Existence and Standing. The Borrower is a corporation, and each Subsidiary is a corporation, partnership or limited liability company, duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction (or, if applicable, jurisdictions) of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

            5.2      Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan
Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

            5.3      No Conflict; Government Consent. Neither the execution and delivery by the
Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any
Subsidiary or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any Significant Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the
Property of the Borrower or any Significant Subsidiary pursuant to the terms of any such indenture, instrument or agreement. Except for an appropriate order or orders of the SEC under
PUHCA, each of which has been issued and is in full force and effect (and copies of which have been delivered to the Agent), no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority (including the Federal Energy Regulatory
Commission), or any subdivision thereof, is required to be obtained by the Borrower or any
Subsidiary, in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the
Obligations or the legality, validity, binding effect or enforceability of any of the Loan
Documents.

            5.4       Financial Statements. The Borrower's pro forma consolidated financial statements for the fiscal year ended December 31, 2001 and the fiscal quarter ended March 31,
2002, copies of which have delivered to each Lender, were prepared in accordance with
Agreement Accounting Principles and fairly present the pro forma consolidated financial condition and operations of the Borrower and its Subsidiaries at the dates thereof and for the periods then ended.

            5.5      No Material Adverse Change.  Since December 31, 2001, there has been no change from that reflected in the pro forma consolidated financial statements referred to in
Section 5.4 in the business, Property, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material
Adverse Effect.

            5.6      Taxes.  Borrower and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any
Subsidiary, except (a) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and
(b) taxes and governmental charges (in addition to those referred to in clause (a)) in an aggregate amount not exceeding $1,000,000. The charges, accruals and reserves on the books of the
Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

            5.7      Litigation and Contingent Obligations. Except as disclosed in the Public Reports, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any
Subsidiary which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material
Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the Public Reports.

            5.8      Significant Subsidiaries. Schedule 4 contains an accurate list of all Significant
Subsidiaries of the Borrower after giving effect to the Merger Transactions, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Significant Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and nonassessable.

            5.9      ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any
Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

            5.10      Accuracy of Information. No written information, exhibit or report furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

            5.11      Regulation U. Margin stock (as defined in Regulation U of the FRB) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

            5.12      Material Agreements. Neither the Borrower nor any Subsidiary thereof is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

            5.13      Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material
Adverse Effect.

            5.14      Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section
406 of ERISA or Section 4975 of the Code.

            5.15      Environmental Matters. In the ordinary course of its business, the officers of the
Borrower consider the effect of Environmental Laws on the business of the Borrower and its
Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws are not reasonably expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary thereof has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect.

            5.16      Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

            5.17      Public Utility Holding Company Act. Upon consummation of the Merger
Transactions, the Borrower will be a "holding company", within the meaning of PUHCA.

            5.18      Insurance. The Borrower and its Significant Subsidiaries maintain insurance with financially sound and reputable insurance companies on all their Property of a character usually insured by entities in the same or similar businesses similarly situated against loss or damage of the kinds and in the amounts, customarily insured against by such entities, and maintain such other insurance as is usually carried by such entities.

            5.19      No Default. No Default or Unmatured Default exists.

            5.20      Ownership of Properties. As of the Closing Date, the Borrower and its
Subsidiaries have good title, free of all Liens other than those permitted by Section 6.12, to all the Property reflected as owned by the Borrower and its Subsidiaries in the March 31, 2002
financial statements of the Borrower referred to in Section 5.4 other than Property used, sold, transferred or otherwise disposed of since such date (a) in the ordinary course of business, (b)
which are not material to the business of the Borrower and its Subsidiaries taken as a whole or
(c) as otherwise permitted by the terms of the Existing Credit Facilities.

                                                                  ARTICLE VI

                                                                 COVENANTS

            During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

            6.1      Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting
Principles, and furnish to the Agent (in such number of copies as the Agent may reasonably request):

            (i)      Within 100 days after the close of each of its fiscal years, an audit report, which shall be without a "going concern" or similar qualification or exception and without any qualification as to the scope of the audit, certified by independent certified public accountants acceptable to the Required Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof; provided that, if the Borrower is then a "registrant" within the meaning of Rule 1-01 of Regulation S-X of the SEC and required to file a report on
                      Form 10-K with the SEC, a copy of the Borrower's annual report on Form 10-K
                      (excluding the exhibits thereto, unless such exhibits are requested under clause
                      (viii) of this Section) or any successor form and a manually executed copy of the accompanying report of the Borrower's independent public accountant, as filed with the SEC, shall satisfy the requirements of this clause (i).

            (ii)     Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, either (i) consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or (ii) if the Borrower is then a "registrant" within the meaning of Rule 1-01 of Regulation S-X of the
                      SEC and required to file a report on Form 10-Q with the SEC, a copy of the
                      Borrower's report on Form 10-Q for such quarterly period, excluding the exhibits thereto, unless such exhibits are requested under clause (viii) of this Section.

            (iii)    Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit A signed by an
                      Authorized Officer showing the calculations necessary to determine compliance with Section 6.13 of this Agreement and stating that, to the knowledge of such officer, no Default or Unmatured Default exists, or if any Default or Unmatured
                      Default exists, stating the nature and status thereof.

            (iv)     As soon as possible and in any event within 30 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any Subsidiary is or may be liable to any Person as a result of the release by the Borrower, any
                       Subsidiary, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any
                       Subsidiary, which, in either case, could be reasonably expected to have a Material
                       Adverse Effect.

            (v)      Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

            (vi)     Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any Subsidiary files with the SEC.

            (vii)   As soon as the Borrower obtains knowledge of an actual Change in Control or publicly disclosed prospective Change in Control, written notice of same, including the anticipated or actual date of and all other publicly disclosed material terms and conditions surrounding such proposed or actual Change in Control.

            (viii)  Such other information (including nonfinancial information) as the Agent or any
                      Lender may from time to time reasonably request.

            Documents required to be delivered pursuant to clause (i), (ii), (v) or (vi) above may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date
(i) on which the Borrower posts such documents, or provides a link thereto, on a website on the internet at a website address previously specified to the Agent and the Lenders; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks or another relevant website, if any, to which each of the Agent and each Lender has access; provided that (i) upon request of the
Agent or any Lender, the Borrower shall deliver paper copies of such documents to the Agent or such Lender (until a written request to cease delivering paper copies is given by the Agent or such Lender) and (ii) the Borrower shall notify (which may be by facsimile or electronic mail)
the Agent and each Lender of the posting of any documents. The Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents referred to above or to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

            6.2      Use of Proceeds. The Borrower will use the proceeds of the Advances for general corporate purposes and to consummate the Merger Transactions. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any
"margin stock" (as defined in Regulation U of the FRB) other than in connection with the consummation of the Merger Transactions.

            6.3       Notice of Default. The Borrower will give prompt notice in writing to the
Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect (it being understood and agreed that the Borrower shall not be required to make separate disclosure under this Section 6.3 of occurrences or developments which have previously been disclosed to the Lenders in any financial statement or other information delivered to the Lenders pursuant to
Section 6.1).

            6.4      Conduct of Business. The Borrower will, and will cause each Significant
Subsidiary (or, in the case of clause (ii) below, each Subsidiary) to, (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and (ii) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent, in the case of all matters covered by this clause (ii) other than the existence of the Borrower, that failure to do so would not reasonably be expected to have a Material Adverse Effect.

            6.5      Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (a) those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with
Agreement Accounting Principles and (b) taxes, governmental charges and levies (in addition to those referred to in clause (a)) in an aggregate amount not exceeding $1,000,000.

            6.6      Insurance. The Borrower will, and will cause each Significant Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their
Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender such information as such Lender may reasonably request as to the insurance carried by the Borrower and its Significant Subsidiaries.

            6.7      Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including all Environmental Laws, where failure to do so could reasonably be expected to have a Material Adverse Effect.

            6.8      Maintenance of Properties; Books and Records. The Borrower will, and will cause each Subsidiary to, do all things necessary to (a) maintain, preserve, protect and keep its
Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, where failure to do so could reasonably be expected to have a
Material Adverse Effect; and (b) keep proper books and records in which full and correct entries shall be made of all material financial transactions of the Borrower and each Subsidiary.

            6.9      Inspection. The Borrower will, and will cause each Significant Subsidiary to, permit the Agent and the Lenders upon reasonable notice and, at such reasonable times and intervals as the Agent or any Lender may designate, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each
Significant Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Significant Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Significant Subsidiary with, and to be advised as to the same by, their respective officers.

            6.10      Merger. The Borrower will not, nor will it permit any Significant Subsidiary to, merge or consolidate with or into any other Person, except that, so long as both immediately prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall have occurred and be continuing, then (i) any Significant Subsidiary may merge with the
Borrower or a wholly-owned Subsidiary and (ii) the Borrower may merge or consolidate with any other Person so long as the Borrower is the surviving entity. Nothing in this Section 6.10 shall prohibit the Merger Transactions.

            6.1      Sales of Assets. The Borrower will not, and will not permit any Subsidiary to, lease, sell or otherwise dispose of any of its assets (other than in the ordinary course of business), or sell or assign with or without recourse any accounts receivable, except:

            (i)       Any Subsidiary may sell, transfer or assign any of its assets to the Borrower or another Subsidiary.

            (ii)      The sale, assignment or other transfer of accounts receivable or other rights to payment pursuant to any Securitization Transaction.

            (iii)     So long as no Default or Unmatured Default exists or would result therefrom, the sale of Intangible Transition Property to a Special Purpose Subsidiary in
                       connection with such Special Purpose Subsidiary's issuance of Nonrecourse
                       Transition Bond Debt.

            (iv)      So long as no Default or Unmatured Default exists or would result therefrom, any
                        Permitted DPL Asset Sale, Permitted PHI Asset Sale or Permitted ACE Asset
                        Sale (each as defined in the Other Credit Agreement as in effect on the date hereof).

            (v)       Permitted Pepco Distributions (as defined in the Other Credit Agreement as in effect on the date hereof).

            (vi)      The Borrower and its Subsidiaries may sell or otherwise dispose of assets so long as the aggregate amount of all assets sold or otherwise disposed of in any fiscal year of the Borrower (other than assets sold or otherwise disposed of in the ordinary course of business or pursuant to clauses (i) through (v) above) does not exceed a Substantial Portion of the Property of the Borrower and its Subsidiaries.

            6.12     Liens. The Borrower will not, and will not permit any Significant Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any
Significant Subsidiary, except:

            (i)        Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

            (i)        Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

            (ii)       Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

            (iv)      Utility easements, building restrictions, zoning laws or ordinances and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower and its Significant Subsidiaries.

            (v)       Liens existing on the date hereof and described in Schedule 5 (including Liens on after-acquired property arising under agreements described in Schedule 5 as such agreements are in effect on the date hereof).

            (vi)      Judgment Liens which secure payment of legal obligations that would not constitute a Default under Article 7.

            (vii)     Liens on Property acquired by the Borrower or a Significant Subsidiary after the date hereof, existing on such Property at the time of acquisition thereof (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other Property of the Borrower or such Significant
                       Subsidiary, as the case may be.

            (viii)   Deposits and/or similar arrangements to secure the performance of bids, fuel procurement contracts or other trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business by the
                       Borrower or any Significant Subsidiary.

            (ix)      Liens on assets of the Borrower and its Significant Subsidiaries arising out of obligations or duties to any municipality or public authority with respect to any franchise, grant, license, permit or certificate.

            (x)       Rights reserved to or vested in any municipality or public authority to control or regulate any property or asset of the Borrower or any Significant Subsidiary or to use such property or asset in a manner which does not materially impair the use of such property or asset for the purposes for which it is held by the Borrower or any
                        Significant Subsidiary.

            (xi)      Irregularities in or deficiencies of title to any Property which do not materially affect the use of such property by the Borrower or any Significant Subsidiary in the normal course of its business.

            (xii)     Liens securing Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired.

            (xiii)    Any Lien on any property or asset of any corporation or other entity existing at the time such corporation or entity is acquired, merged or consolidated or amalgamated with or into the Borrower or any Significant Subsidiary and not created in contemplation of such event.

            (xiv)    Liens arising out of the refinancing, extension, renewal or refunding of any
                        Indebtedness secured by any Lien permitted by Section 6.12 (v), (vii), (xii) or
                        (xiii), provided that such Indebtedness is not increased and is not secured by any additional assets.

            (xv)     Rights of lessees arising under leases entered into by the Borrower or any
                        Significant Subsidiary as lessor, in the ordinary course of business.

            (xvi)    Permitted PEPCO Liens, Permitted DPL Liens, Permitted ACE Liens and
                       Permitted PHI Liens (each as defined in the Other Credit Agreement as in effect on the date hereof).

            (xvii)  Purchase money mortgages or other purchase money liens or conditional sale, lease-purchase or other title retention agreements upon or in respect of property acquired or leased for use in the ordinary course of its business by the Borrower or any Significant Subsidiary.

            (xviii) Liens granted by a Special Purpose Subsidiary to secure Nonrecourse Transition
                       Bond Debt of such Special Purpose Subsidiary.

            (xix)   Liens, in addition to those permitted by clauses (i) through (xviii), granted to secure Nonrecourse Indebtedness incurred after the date hereof, provided that the aggregate amount of all Indebtedness secured by such Liens shall not at any time exceed $200,000,000.

            (xx)    Other Liens, in addition to those permitted by clauses (i) through (xix), securing
                       Indebtedness or arising in connection with Securitization Transactions, provided that the sum (without duplication) of all such Indebtedness, plus the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all
                       Securitization Transactions (excluding any Nonrecourse Transition Bond Debt), shall not at any time exceed $500,000,000.

            6.13       Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) the Total Indebtedness of the Borrower to (ii) the Total
Capitalization of the Borrower to be greater than (a) prior to the 90th day after the issuance of any Nonrecourse Transition Bond Debt, 0.70 to 1.00 and (b) thereafter, 0.65 to 1.00.

                                                                ARTICLE VII

                                                                  DEFAULTS

             The occurrence of any one or more of the following events shall constitute a Default:

             7.1     Representation or Warranty. Any representation or warranty made, or deemed made pursuant to Section 4.2, by or on behalf of the Borrower to the Lenders or the
Agent under or in connection with this Agreement or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

            7.2       Nonpayment. Nonpayment of the principal of any Loan when due; or
nonpayment of any interest on any Loan or of any commitment fee, facility fee, utilization fee or other obligation under any of the Loan Documents within five days after the same becomes due.

            7.3     Certain Covenant Breaches. The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.4 (as to the existence of the Borrower), 6.10, 6.11,
                      6.12 or 6.13.

            7.4     Other Breaches. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 15 days (or, in the case of Section 6.9, five
Business Days) after the chief executive officer, the chief financial officer, the President, the
Treasurer or any Assistant Treasurer of the Borrower obtains actual knowledge of such breach.

            7.5      Cross Default. Failure of the Borrower or any Significant Subsidiary to pay when due any Indebtedness aggregating in excess of $50,000,000 ("Material Indebtedness"); or the default by the Borrower or any Significant Subsidiary in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any
Significant Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or
the Borrower or any Significant Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

            7.6      Voluntary Bankruptcy, etc. The Borrower or any Significant Subsidiary shall (i)
have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or limited liability company action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

            7.7       Involuntary Bankruptcy, etc. Without the application, approval or consent of the
Borrower or any Significant Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Significant Subsidiary or a Substantial Portion
of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the
Borrower or any Significant Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

            7.8      Seizure of Property, etc. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the
Property of the Borrower and its Significant Subsidiaries which, when taken together with all other Property of the Borrower and its Significant Subsidiaries so condemned, seized, appropriated, or taken custody or control of, constitutes a Substantial Portion of its Property.

            7.9      Judgments. The Borrower or any Significant Subsidiary shall fail within 60 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $50,000,000 (or the equivalent thereof in currencies other than U.S. Dollars)
in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and, in any such case, there is a period of five consecutive days during which a stay of enforcement of such judgment(s) or orders(s) is not in effect (by reason of pending appeal or otherwise).

            7.10      ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any other member of the Controlled Group, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the
Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of
ERISA, (iv) any other member of the Plan shall terminate for purposes of Title IV of ERISA,
(v) the Borrower or any other member of the Controlled Group shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case referred to in clauses (i)
through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect with respect to the
Borrower.

            7.11      Unenforceability of Loan Documents. Any Loan Document shall cease to be in full force and effect (other than, in the case of a Note, as contemplated hereby), any action shall be taken by or on behalf of the Borrower to discontinue or to assert the invalidity or unenforceability of any of its obligations under any Loan Document, or the Borrower or any
Person acting on behalf of the Borrower shall deny that the Borrower has any further liability under any Loan Document or shall give notice to such effect.

            7.12      Change in Control. Any Change in Control shall occur; or at any time after the consummation of the Merger Transactions, the Borrower shall fail to own, directly or indirectly,
100% of the Voting Stock of each of PEPCO, DPL and ACE.

                                                                  ARTICLE VIII

                    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

            8.1      Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders
(or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the obligations of the Lenders to make Loans hereunder shall terminate and/or the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

            If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any
Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the
Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the
Borrower, rescind and annul such acceleration and/or termination.

            8.2      Amendments. Subject to the provisions of this Article VIII, the Required Lenders
(or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default or Unmatured Default hereunder; provided that no such supplemental agreement shall, without the consent of all of the Lenders:

            (i)      Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or any facility fees, utilization fees or commitment fees.

            (ii)      Reduce the percentage specified in the definition of Required Lenders.

            (iii)    Extend the Facility Termination Date, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this
                     Agreement.

            (iv)   Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

            8.3      Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Unmatured Default or an acquiescence therein, and the making of a
Loan notwithstanding the existence of a Default or Unmatured Default or the inability of the
Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of any Loan Document whatsoever shall be valid unless in writing signed by the parties required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                                                  ARTICLE IX

                                                      GENERAL PROVISIONS

            9.1       Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

            9.2      Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

>            9.3      Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan
Documents.

            9.4      Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

            9.5       Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any
Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided that the parties hereto expressly agree that each Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

            9.6      Expenses; Indemnification. (i) The Borrower shall reimburse the Agent and the
Arrangers for all reasonable costs, internal charges and out of pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent or an Arranger) paid or incurred by the Agent or the Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower agrees to reimburse the Agent, the Arrangers and the Lenders for all reasonable costs, internal charges and out of pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Arrangers and the Lenders, which attorneys may be employees of the Agent, an
Arrangers or a Lender) paid or incurred by the Agent, the Arrangers or any Lender in connection with the collection and enforcement of the Obligations under the Loan Documents (including in any "work-out" or restructuring of the Obligations of the Borrower resulting from the occurrence of a Default).

             (ii)      The Borrower agrees to indemnify the Agent, each Arranger, each Lender, their respective affiliates, and each of the directors, officers and employees of the foregoing Persons
(collectively, the "Indemnified Parties") against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, all reasonable expenses of litigation or preparation therefor whether or not any Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-
appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this
Agreement.

            9.7      Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

            9.8      Disclosure. The Borrower and the Lenders hereby (i) acknowledge and agree that
Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates and (ii) waive any liability of Bank
One or any of its Affiliates to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

            9.9      Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

            9.10     Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender.
Neither the Agent, any Arranger nor any Lender shall have any fiduciary responsibilities to the
Borrower. Neither the Agent, the Arrangers nor any Lender undertakes any responsibility to the
Borrower to review or inform the Borrower of any matter in connection with any phase of the
Borrower's business or operations. The Borrower agrees that neither the Agent, the Arrangers nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan
Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arrangers nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

            9.11     Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure
(i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee who agrees to be bound by the confidentiality restrictions set forth in this Section, (iii) to regulatory officials having jurisdiction over such Lender, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding relating to this Agreement to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements who agree to be bound by the confidentiality restrictions set forth in this
Section and to legal counsel, accountants and other professional advisors to such counterparties,
(vii) permitted by Section 12.4, (viii) to rating agencies if required by such agencies in connection with a rating relating to the Advances hereunder, and (ix) to the extent required in connection with the exercise of any remedy or any enforcement of this Agreement by such
Lender or the Agent.

            9.12      Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the FRB) for the repayment of the Loans provided for herein.

                                                                    ARTICLE X

                                                                   THE AGENT

            10.1       Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan
Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan
Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

            10.2      Powers. The Agent shall have and may exercise such powers under the Loan
Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the
Lenders, or any obligation to the Lenders to take any action hereunder or under any other Loan
Document except any action specifically provided by the Loan Documents to be taken by the
Agent.

            10.3      General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

            10.4      No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its
directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any
Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d)
the existence or possible existence of any Default or Unmatured Default; or (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the
Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

            10.5      Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, when expressly required hereunder, all of the Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

            10.6      Employment of Agents and Counsel. The Agent may execute any of its duties as
Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys in fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys in fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

            10.7      Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any
Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

            10.8      Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the
Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including for any expenses incurred by the Agent in connection with any dispute between the Agent and any
Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any document delivered in connection therewith or the transactions contemplated thereby (including for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan
Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

>            10.9     Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder (except for failure of the
Borrower to pay any amount required to be paid to the Agent hereunder for the account of the
Lenders) unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a
"notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to all Lenders.

            10.10   Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its
Commitment and its Loans as any Lender and may exercise the same as though it were not the
Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its
Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any Subsidiary in which the Borrower or such
Subsidiary is not restricted hereby from engaging with any other Person. The Agent in its individual capacity is not obligated to remain a Lender.

            10.11   Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan
Documents.

            10.12   Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right (with, so long as no Default or
Unmatured Default exists, the consent of the Borrower, which shall not be unreasonably withheld or delayed) to appoint, on behalf of the Borrower and the Lenders, a successor Agent.
If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of any Lender but with the consent of the Borrower, not to be unreasonably withheld or delayed, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as
Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed
Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan
Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan
Documents. In the event that there is a successor to the Agent (by merger, resignation or removal), or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section
10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

            10.13   Agent's Fee. The Borrower agrees to pay to the Agent and BOCM, as an
Arranger, for their own respective accounts, the fees agreed to by the Borrower, the Agent and
BOCM pursuant to the letter agreement dated March 19, 2002, among the Borrower, the Agent and BOCM or as otherwise agreed to from time to time.

            10.14   Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

            10.15   Syndication Agent. None of the Persons identified on the cover page of this
Agreement or otherwise herein as being a "Co-Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if applicable, those applicable to all Lenders. Each Lender acknowledges that it has not relied, and will not rely, on the Co-Syndication Agents in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

                                                                  ARTICLE XI

                                                SETOFF; RATABLE PAYMENTS

            11.1      Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the
Obligations, or any part thereof, shall then be due.

            11.2     Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5)
in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                                                    ARTICLE XII

                    BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

            12.1     Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of the preceding sentence relates only to absolute assignments and does not prohibit assignments creating security interests, including any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of
Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section
12.3; provided that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any
Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the
Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

            12.2     Participations

            12.2.1  Permitted Participants; Effect. Upon giving notice to but without obtaining the consent of the Borrower, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities
("Participants") participating interests in any Obligations owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the
Loan Documents. In the event of any such sale by a Lender of participating interests to a
Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such
Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of the Obligations owing to such Lender and the holder of any Note issued to it for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan
Documents.

            12.2.2  Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan
Documents other than any amendment, modification or waiver which extends the Facility
Termination Date or the final maturity of any Loan in which such Participant has an interest or forgives all or any portion of the principal amount thereof, or reduces the rate or extends the time payment of interest thereon or on any facility, utilization or commitment fees.

            12.2.3  Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each
Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each
Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

            12.3     Assignments.

            12.3.1  Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities
("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit B or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided that if a Default exists, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a
Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the
Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (to the extent such Commitment has been terminated).

            12.3.2  Effect; Effective Date. Upon (i) delivery to the Agent of an Assignment
Agreement, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such
Assignment Agreement shall become effective on the effective date specified in such
Assignment Agreement. On and after the effective date of such Assignment Agreement, such
Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan
Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and
Obligations assigned to such Purchaser. Upon the consummation of any assignment to a
Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser.

            12.4     Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its
Subsidiaries, including any information contained in any Public Reports; provided that each
Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

            12.5     Grant of Funding Option to SPC. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the
Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this
Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the
Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.
Each party hereto agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).
In furtherance of the foregoing, each party hereto agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 12.5, any SPC may (a) with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender or to any financial institution
(consented to by the Borrower and the Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (b) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

            12.6      Tax Treatment. If any interest in any Loan Document is transferred to any
Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                                               ARTICLE XIII

                                                                    NOTICES

            13.1      Notices. Except as otherwise permitted by Section 2.15, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or, subject to Section 13.2, electronic mail or posting on a website) and shall, subject to the last paragraph of Section 6.1, be given to such party at (i) in the case of the
Borrower or the Agent, its address, facsimile number or electronic mail address set forth on the signature pages hereof or such other address, facsimile number or electronic mail address as it may hereafter specify for such purpose by notice to the other parties hereto; and (ii) in the case of any Lender, at the address, facsimile number or electronic mail address set forth in its
Administrative Questionnaire or such other address, facsimile number or electronic mail address as such Lender may hereafter specify for such purpose by notice to the Borrower and the Agent.
Subject to the last paragraph of Section 6.1, each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified pursuant to this Section and confirmation of receipt is received, (ii) if given by mail, three Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic mail, received) at the address specified pursuant to this Section; provided that notices to the Agent under Article II shall not be effective until received.

            13.2     Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information as provide in Section 6.1, and to distribute Loan Documents for execution by the parties thereto, but not for purposes of other notices hereunder.

                                                                ARTICLE XIV

                                                             COUNTERPARTS

            This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this
Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                                                 ARTICLE XV

      CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

            15.1     CHOICE OF LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 5.1401.7 OF THE
GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE
CONFLICT OF LAWS PROVISIONS THEREOF) OF THE STATE OF NEW YORK, BUT
GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

            15.2     CONSENT TO JURISDICTION. THE BORROWER HEREBY
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY
UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW
YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR
RELATING TO ANY LOAN DOCUMENT AND THE BORROWER HEREBY
IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR
PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND
IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE
AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN
SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER
TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY
OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER
AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR
ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY
WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN
DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW
YORK.

            15.3     WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND
EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL
PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER
(WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY
ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT
OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

            IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this
Agreement as of the date first above written.

                                                            PEPCO HOLDINGS, INC.

                                                            By:  ________________________
                                                            Title: _______________________

                                                                     701 Ninth Street NW
                                                                     Fifth Floor
                                                                     Washington, DC 20068

                                                            Attention:     Anthony J. Kamerick
                                                            Telephone:    (202) 872-2056
                                                            Fax:               (202) 872-3015

                                                            E-mail:           tjkamerick@pepco.com

                                                            BANK ONE, NA, Individually and as Administrative
                                                            Agent

                                                            By:  _______________________________________
                                                            Title: ______________________________________

                                                                     1 Bank One Plaza
                                                                     Chicago, Illinois 60670

                                                            Attention: Utilities Group
                                                            Telephone: (312) 732-3857
                                                            Fax: (312) 732-3055
                                                            E-mail:          dawn_m_lawler@bankone.com

                                                            MERRILL LYNCH, PIERCE, FENNER & SMITH,
                                                            INCORPORATED, as a Co-Syndication Agent

                                                            By:  ________________________________________
                                                            Title: _______________________________________

                                                            MERRILL LYNCH & CO., as a Co-Syndication Agent

                                                            By:  ________________________________________
                                                            Title: _______________________________________

                                                            MERRILL LYNCH CAPITAL CORP., as a Lender

                                                            By:  _______________________________________
                                                            Title: ______________________________________

                                                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                                                            Individually and as Co-Documentation Agent

                                                            By:  _______________________________________
                                                            Title: ______________________________________

                                                            THE BANK OF NOVA SCOTIA, Individually and as Co-
                                                            Documentation Agent

                                                            By:  _________________________________________
                                                            Title: ________________________________________

                                                            CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS
                                                            BRANCH, Individually and as Co-Documentation Agent

                                                            By:  ________________________________________
                                                            Title: _______________________________________

                                                            By:  ________________________________________
                                                            Title: _______________________________________

                                                            BANK OF AMERICA, N.A.

                                                            By:  ___________________________
                                                            Title: __________________________

                                                            MELLON BANK, N.A.

                                                            By:  ___________________________________
                                                            Title: __________________________________

                                                            THE BANK OF NEW YORK

                                                            By:  _______________________________
                                                            Title: ______________________________

                                                            SUNTRUST BANK

                                                            By:  ___________________________________
                                                            Title: __________________________________

                                                                  SCHEDULE 1

                                                           PRICING SCHEDULE

	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status
Applicable Margin	0.565%	0.675%	0.750%	0.850%	1.200%	1.800%
Facility Fee Rate	0.085%	0.100%	0.125%	0.150%	0.175%	0.200%
Utilization Fee Rate	0.100%	0.100%	0.125%	0.125%	0.125%	0.250%

            For the purposes of this Schedule, the following terms have the following meanings, subject to the other provisions of this Schedule:

             "Level I Status" exists on any date if, on such date the Borrower's Moody's Rating is A2 or better or the Borrower's S&P Rating is A or better.

             "Level II Status" exists on any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Moody's Rating is A3 or better or the Borrower's S&P
Rating is A- or better.

             "Level III Status" exists on any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower's Moody's Rating is Baa1 or better or the Borrower's S&P Rating is BBB+ or better.

             "Level IV Status" exists on any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Borrower's Moody's Rating is
Baa2 or better or the Borrower's S&P Rating is BBB or better.

             "Level V Status" exists on any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Borrower's
Moody's Rating is Baa3 or better or the Borrower's S&P Rating is BBB- or better.

             "Level VI Status" exists on any date if, on such date, the Borrower has not qualified for
Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

             "Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

             "S&P Rating" means, at any time, the rating issued by S&P, and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

             "Status" means Level I Status, Level II Status, Level III Status, Level IV Status, Level V
Status or Level VI Status.

            For purposes of this Schedule, the Moody's Rating and the S&P Rating in effect for the
Borrower on any date are that in effect at the close of business on such date.

            The Applicable Margin, the Facility Fee Rate and the Utilization Fee Rate shall be determined in accordance with the above based on the Borrower's Status as determined from its then-current Moody's Rating and S&P Rating. If the Borrower is split-rated and the ratings differential is one level, the higher rating will apply. If the Borrower is split-rated and the ratings differential is two levels or more, the intermediate rating at the midpoint will apply or, if there is no midpoint, the higher of the two intermediate ratings will apply. If at any time the Borrower has no Moody's Rating or no S&P Rating, Level VI Status shall exist.

                                                                SCHEDULE 2

                                       COMMITMENTS AND PRO RATA SHARES

Lender	Amount of Commitment	Pro Rata Share
Bank One, NA	$275,000,000	25.000%
Merrill Lynch Capital Corp.	$275,000,000	25.000%
Wachovia Bank, National Association	$100,000,000	9.091%
The Bank of Nova Scotia	$100,000,000	9.091%
Credit Suisse First Boston, Cayman Islands Branch	$100,000,000	9.091%
Bank of America, N.A.	$100,000,000	9.091%
Mellon Bank, N.A.	$50,000,000	4.545%
The Bank of New York	$50,000,000	4.545%
SunTrust Bank	$50,000,000	4.545%

                                                                SCHEDULE 3

                                                TRUST PREFERRED SECURITIES

$125,000,000 of 7-3/8% Trust Originated Preferred Securities (TOPRs) issued by Potomac
Electric Power Company Trust I, a statutory Delaware business trust established by Potomac
Electric Power Company.

$70,000,000 of 8-1/4% Cumulative Quarterly Income Preferred Securities issued by Atlantic
Capital I, a special purpose statutory Delaware business trust established by Atlantic City
Electric Company.

$25,000,000 of 7-3/8% Cumulative Quarterly Income Preferred Securities issued by Atlantic
Capital II, a special purpose statutory Delaware business trust established by Atlantic City
Electric Company.

$70,000,000 of 8-1/8% Cumulative Trust Preferred Capital Securities issued by Delmarva Power
Financing I, a special purpose statutory Delaware business trust established by Delmarva Power
& Light Company.

                                                                   SCHEDULE 4

                                                     SIGNIFICANT SUBSIDIARIES
Name of Company Controlled	Owned By	Percent Ownership	Amount of Investment (as of 3/31/02)
Potomac Electric Power Company (a D.C. and Virginia corporation)	Pepco Holdings, Inc	100%	$1,332.8 Million
Conectiv (a Delaware corporation)	Pepco Holdings, Inc	100%	$1,309.4 Million
Delmarva Power & Light Company (a Delaware and Virginia corporation)	Conectiv	100%	$588.2 Million
Atlantic City Electric Company (a New Jersey corporation)	Conectiv	100%	$615.6 Million
Conectiv Energy Holding Company (A Delaware corporation)	Conectiv	100%	$572.0 Million
Conectiv Delmarva Generation, Inc (A Delaware corporation)	Conectiv Energy Holding Company	100%	$447.8 Million
Potomac Capital Investment Corp (a Delaware corporation)	Pepco Holdings, Inc	100%	$373.4 Million
*After giving effect to the Merger and the Permitted Pepco Distributions

                                                                  SCHEDULE 5

                                                                        LIENS

Incurred By	Owed To	Property Encumbered	Maturity	Amount of Indebtedness
Potomac Electric Power Co.	CitiCapital (BLC)	Vehicles, Office Equip., Computers	Master Agreement	$ 17,210,807*
Potomac Electric Power Co. (Pepco Energy Services)	Hannon Armstrong Pepco Funding Corp.	Contract Payments Receivable	Master Agreement	$ 59,717,761*
Potomac Electric Power Co. (Pepco Energy Services)	ABB Energy Capital L.L.C.	Contract Payments Receivable	Master Agreement	$ 10,539,803*
POM Holdings, Inc. (Potomac Capital Investment Corp.)	ABB Energy Capital L.L.C.	Contract Payments Receivable	August 30, 2017	$ 9,189,292*
Pepco Energy Services, Inc. & Viron/Pepco Services Partnership	John Hancock	Contract Payments Receivable	August 30, 2017	$ 20,761,223*
POM Holdings, Inc., Pepco Energy Services, Inc., & Trigen/Pepco Services, LLC	Allfirst Bank	Contract Payments Receivable	December, 31, 2023	$ 6,527,500*
Delmarva Power & Light Company	Town of St. Michaels, Maryland	Distribution Equipment	October 15, 2006	$ 872,000
Atlantic City Electric Co.	Guo Mao International Hotels B.V.	Scrubber @ B.L. England Generation Station	January 21, 2007	$ 4,634,809
*The amount of this lien fluctuates with the amount of accounts receivable created by this program. The amount listed is as of May 31, 2002.

                                                             SCHEDULE 6

                                           NONRECOURSE INDEBTEDNESS

Name of Company	Aggregate Principal Amount	Type of Indebtedness
Potomac Capital Investment Corporation (Potomac Equipment Leasing Corporation)	$19,140,000	Promissory Note with First Security Bank
Potomac Capital Investment Corporation (Harmans Building Associates)	$ 6,280,000	Loan Agreement with Massachusetts Mutual
Conectiv Bethlehem, Inc.	Up to $365 million	Senior Secured Credit Facilities 4-Year Construction and Term Loan Facility *
* Closed on June 26, 2002

SCHEDULES
SCHEDULE 1 PRICING SCHEDULE

SCHEDULE 2 COMMITMENTS AND PRO RATA SHARES

SCHEDULE 3 TRUST PREFERRED SECURITIES

SCHEDULE 4 SIGNIFICANT SUBSIDIARIES

SCHEDULE 5 LIENS

SCHEDULE 6 NONRECOURSE INDEBTEDNESS

                                                                    EXHIBITS

EXHIBIT A COMPLIANCE CERTIFICATE

EXHIBIT B ASSIGNMENT AGREEMENT

EXHIBIT C NOTE

EXHIBIT D FORM OF LEGAL OPINIONS